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                                                                    Exhibit 4.3T

                     SEE RESTRICTIVE LEGEND ON REVERSE SIDE



                                  [TRUDY LOGO]
                               TRUDY CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

            NUMBER                                             SHARES

              TC                                           SEE RESERVE FOR
                                                         CERTAIN DEFINITIONS



THIS IS TO CERTIFY THAT                                CUSIP








is the owner of



FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF PAR VALUE $.0001 PER
SHARE

of TRUDY CORPORATION (herein called the "Corporation"), transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed or assigned for transfer. This certificate and the shares represented hereby are issued and shall be subject to the laws of the State of Delaware and to the provisions of the Certificate of Incorporation and the By-Laws of the Corporation, as amended from time to time. This Certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated

     /s/ Peter B. Burnham                         /s/ William W. Burnham

               Treasurer                                            President

                         [TRUDY CORPORATION CORPORATE SEAL]
                                      1987
                                    DELAWARE



     Countersigned:

               AMERICAN SECURITIES TRANSFER, INC.
                         DENVER, COLORADO
                                                  Transfer Agent
     By:
          /s/ Jane Bell
                                            Authorized Signature